CERTIFICATE OF INCORPORATION
                                       OF
                     ELECTRONICS, MISSILES & COMMUNICATIONS, INC.
                                   ---ooOoo---
FIRST. The name of the corporation is ELECTRONICS, MISSILES &
COMMUNICATIONS, INC.
SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.
THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:
To manufacture, produce, assemble, fabricate, import, lease, purchase or otherwise acquire; to invest in, use, hold, own, license the use of, install, handle, maintain, service or repair, to sell, pledge, mortgage, exchange, export, import, distribute, lease, assign, and otherwise dispose of, and generally trade in and deal in, to carry on research, development, engineering, design, technical studies, consulting, invention, and revision of, electronic systems, equipment and components, and electrical, and electromechanical apparatus and equipment of all kinds and descriptions, electronics, telecommunications, communications and similar equipment of all descriptions, including but not limited to high frequency, very high frequency, ultra high frequency, microwave, infra-red, relays and repeaters, electronic test equipment, equipment and systems for relaying broadcasting, transmitting and receiving signals, equipment and systems for computing measurements and control of signals, radio, sonar, radar, television and related and similar devices and equipment, cables, motors, dynamos, generating plants, meters, supplies, parts, equipment, apparatus, machinery, improvements, appliances, tools and goods, wares, merchandise, commodities, articles of commerce and property of every kind and description, services of every kind and description dealing with communications, reception and transmission of sound and light waves, and all and any products, machinery, equipment and supplies used or useful in connection with the foregoing.
To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.
To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.
To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.
To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.
To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.
To loan to any person, firm or corporation any of its surplus funds, either with or without security.
To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.
To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.
The objects and purposes specified in the foregoing clauses
shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.
FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one million five hundred thousand (1,500,000) and the par value of each of such shares is
Ten Cents (10 cents) amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00).
No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.
FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00) .
SIXTH. The names and places of residence of the  incorporators are as follows:
 NAMES             RESIDENCES
 R. F. Westover    Wilmington, Delaware
 L. A. Schoonmaker Wilmington, Delaware
 S. E. Manuel      Wilmington, Delaware
SEVENTH. The corporation is to have perpetual existence.
EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever. NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.
To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created. By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.
When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.
TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide. ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 20th day of May, A.D. 1960.

    R. F. Westover                           (SEAL)
    L. A. Schoonmaker                        (SEAL)
    S. E. Manuel                             (SEAL)

STATE OF DELAWARE
   ss:
COUNTY OF NEW CASTLE

BE IT REMEMBERED that on this 20th day of May, A.D. 1960, personally came before me, a Notary Public for the State of Delaware, R. F. Westover, L. A. Schoonmaker and S. E. Manuel, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

Howard K. Webb
Notary Public



Howard K. Webb
Notary Public
   Appointed June 27, 1958
    State of Delaware
    Term Two Years

                         CERTIFICATE OF AMENDMENT

                                    OF

                      CERTIFICATE OF INCORPORATION


ELECTRONICS, MISSILES & COMMUNICATIONS, INC ., a corporation organized end existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Electronics, Missiles & Communications, Inc., the following resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the said corporation, declaring said amendment to be advisable and placing the said resolution on the annual meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of the company be amended by striking out and deleting all of the first paragraph of Article Fourth' of said Certificate of Incorporation and inserting in such Certificate of Incorporation a new first paragraph of such Article Fourth' which reads as fol lows:
"'Fourth': The total number of shares which the company shall be authorized to issue is Three (3) million and the par value of each of such shares is Five ($.05) Cents amounting in the aggregate to One Hundred Fifty Thousand ($150,000.00) Dollars."
SECOND: That thereafter, pursuant to the Board of Directors, the annual meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with sections 242 and 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That this Certificate of Amendment of Certificate of Incorporation shall be effective on September 1, 1971.
FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said Electronics, Missiles & Communications, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ross V. Swain its President, and attested by Martin D. Cohn, its Secretary this 19th day of August, 1971.

ELECTRONICS, MISSILES &
COMMUNICATIONS, INC.

ATTEST:


S/ MARTIN D. COHN        BY:       S/ ROSS V. SWAIN

Secretary                          President
PAGE

COMMONWEALTH OF PENNSYLVANIA:
 ss.
COUNTY OF LUZERNE :

BE IT REMEMBERED that on this l9th day of August, 1971, personally came before me, Notary Public in and for the County and State aforesaid, ROSS V. SWAIN, President of Electronics, Missiles & Communications, Inc., a corporation of the State of Delaware; he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true and that the seal affixed to said certificate and attested by the secretary of the said corporation is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office of the day and year aforesaid.

S/ EDWARD A.  KADLER
Notary Public

My commission expires July 20th, 1975.
PAGE

                CERTIFICATE OF AMENDMENT

                                 OF

                   CERTIFICATE OF INCORPORATION

ELECTRONICS, MISSILES & COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware , DOES HEREBY CERTIFY:
FIRST: That at a meeting held June 5, 1972, the Board of Directors of Electronics, Missiles & Communications, Inc., the following resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the said corporation, declaring said amendment to be advisable and placing the said resolution on the agenda of the annual meeting of the stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Articles of Incorporation of the company be amended by striking out and deleting all of the first paragraph of 'Article Fourth' of said Articles of Incorporation, as amended, and by inserting in such Articles of Incorporation a new first paragraph of such 'Article Fourth' which shall read as follows:
"'Fourth': The total number of shares which the company shall be authorized to issue is Nine (9) million shares of the Par Value of One and Two-Thirds Cents ($.01667) per share.
SECOND: That thereafter, pursuant to the Board of Directors resolution the annual meeting of the stockholders of the corporation was duly called and held on August 21, 1979, upon notice in accordance with Sections 242 and 222 of tho General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of such amendment.
THIRD: That this Certificate of Amendment of Certificate of Incorporation shall be effective on September 1, 1972.
FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, the said Electronics, Missiles & Communications, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ross V. Swain its President, and attested by Martin D. Cohn, its Secretary this 22nd day of August, 1972.

ELECTRONICS,.MISSILES &
COMMUNICATIONS, INC.

ATTEST:

S/ MARTIN D. COHN       BY:      S/ ROSS V. SWAIN
Secretary                        President
PAGE

COMMONWEALTH OF PENNSYLVANIA :
    ss.
COUNTY OF LUZERNE :

BE IT REMEMBERED that on this 22nd day of August, 1972, personally came before me, a Notary Public in and for the County and State aforesaid, ROSS V. SWAIN, President of Electronics, Missiles & Communications, Inc., a corporation of the State of Delaware; that he duly executed the said certificate before me and acknowledged the said certificate to be his act and dead and the act and deed of the said corporation and the facts stated therein are true and that the seal affixed to said certificate and attested by the secretary of the said corporation is the common or corporate seal of the said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office on the day and year aforesaid.

S/ EDWARD A. KADLER
Notary Public

My Commission Expires: July 20th, 1975.
PAGE

                          CERTIFICATE OF AMENDMENT

                                   OF

                        CERTIFICATE OF INCORPORATION

ELECTRONICS, MISSILES & COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Electronics, Missiles & Communications, Inc., the following resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the said Corporation, declaring said amendment to be advisable and placing the said resolution to a Special Meeting of Stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED THAT, 1) a special stockholder meeting he held on February 25, 1982, at Richie's Steakhouse in White Haven, PA., and 2) the record date for the stockholder meeting shall be December 31, 1981, and 3) the agenda for this meeting shall include approval by the stockholders of (a) an ESOP plan, and (b) an amendment to the charter of the corporation in accordance with the following language, adding the following to the Articles of
Incorporation:
"ARTICLE TWELFTH: Except as set forth in (d) below, the affirmative vote of the holders of not less than 80% of the outstanding shares of the Corporation entitled to vote at an election of directors shall be required to authorize any of the following items of business:

(a) any merger or consolidation of the Corporation into or with any other corporation;
(b) any sale, lease, exchange, or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or entity;
  any purchase, lease or acquisition by the Corporation of any of its subsidiaries of any assets or securities of the Corporation or any of its subsidiaries; or
(d) any amendment of the Certificate of Incorporation which changes the percentage of votes of shareholders required for the transaction of any business or of any specified item of business, including, without limitation, amendments to the Certificate of Incorporation, unless such item of business has been authorized by a majority of the entire Board of Directors of the Corporation, in which latter event the approval of the holders of not less than a majority of the shares of the Corporation present and entitled to vote at a meeting of shareholder called for that purpose shall be required to authorize any of the transactions set forth in clauses (a), (b) or (d) hereof and no such approval of shareholders shall be required to authorize any of the transactions set forth in clause (c) hereof."

SECOND: Thereafter, pursuant to the resolution of the Board of Directors, a Special Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Sections 242 and 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by the statute and Certificate of Incorporation were voted in favor of the amendment which added the aforementioned Article Twelfth to the Articles of Incorporation.
THIRD: This Certificate of Amendment of Certificate of Incorporation shall be effective on February 25, 1982.
FOURTH: The capital of said Corporation will not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said Electronics, Missiles & Communications, Inc., has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Victor L. Grassini, Chief Operating Officer and Vice President - Finance, and attested by Martin D. Cohn, its Secretary this 25th day February, 1982. ATTEST:ELECTRONICS, MISSILES &
COMMUNICATIONS, INC.


 S/ MARTIN D. COHN           BY:   /s/ VICTOR L. GRASSINI
 Martin D. Cohn, Secretary   Victor L. Grassini, Chief
                             Operating Officer,
                             Vice President - Finance

ACKNOWLEDGMENT

The undersigned acknowledges the foregoing to be the Act of the Corporation, and that the facts set forth are true and correct to the best of their knowledge, information and belief.

/s/ Victor L. Grassini
Victor L. Grassini

I certify that on the 25th day of February, 1982, before me, the subscriber, a Notary Public, personally appeared Victor L. Grassini, and by virtue and in pursuance of authority conferred upon him; acknowledged the foregoing to be the act of Electronics, Missiles and Communications, Inc.
WITNESS my hand and notarial seal the day and year aforesaid. My commission expires:

/s/ EDWARD A. KADLER
Notary Public

                        CERTIFICATE OF AMENDMENT
                                  OF
                      CERTIFICATE OF INCORPORATION

ELECTRONICS, MISSILES & COMMUNICATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of ELECTRONICS, MISSILES & COMMUNICATION, INC. be amended by adding the TWELFTH Article thereof so that, as amended, said Article shall be and read as follows:

12. No director of this corporation shall be held personally liable to the corporation or any of its stockholders for monetary damages due to breach of fiduciary duty of care as director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is a director or officer of the corporation, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking on behalf of such director or officer to repay such amount if it shall ultimately be determined in accordance with the Delaware General Corporation Law that such director or officer is not entitled to be indemnified by the corporation."

SECOND: That the stockholders by majority vote, consented to the amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 249 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said ELECTRONICS, MISSILES & COMMUNICATIONS, INC. has caused this certificate to be signed by James P. May, its President, and attested by Martin D. Cohn, its Secretary, this 23rd day of September, 1986.

ELECTRONICS, MISSILES &
COMMUNICATIONS, INC.


BY: S/ JAMES P. MAY
    James P. May, President

ATTEST:


BY:   S/ MARTIN D. COHN
      Martin D. Cohn, Secretary

                             CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION

Electronics, Missiles & Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
FIRST: that at a meeting of the Board of Directors of Electronics, Missiles & Communications, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
"RESOLVED THAT, a formal name change of the company to EMCEE BROADCAST PRODUCTS, INC. be submitted to the shareholders for approval on the 1995 Proxy Statement. Upon such approval by the company's shareholders, the officers of the company are hereby authorized to immediately and formally change the name of the company from Electronics, Missiles & Communications, Inc. to EMCEE Broadcast Products, Inc."

Said resolution will, therefore, cause the Certificate of Incorporation of said corporation to be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:
"The name of the corporation is EMCEE BROADCAST PRODUCTS, INC."

SECOND: that, thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.
THIRD: that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James L. DeStefano, its President/CEO, this 6th day of September, 1995.

BY:/s/James L. DeStefano
TITLE: President/CEO

                      CERTIFICATE OF CORRECTION FILED
               TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE
             OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
          OF EMCEE BROADCAST PRODUCTS, INC. FILED IN THE OFFICE
        OF THE SECRETARY OF STATE OF DELAWARE ON OCTOBER 7, 1986

EMCEE Broadcast Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1.The name of the corporation is EMCEE Broadcast Products, Inc. 2.That a Certificate of Amendment of the Certificate of Incorporation of the corporation was filed in the Office of the Secretary of State of Delaware on October 7, 1986, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3.The inaccuracy or defect of said Certificate to be corrected is as follows: The FIRST Article of said Certificate inaccurately indicates that it is amending the corporation's Certificate of Incorporation by adding the TWELFTH Article thereof, and said FIRST Article also inaccurately sets forth the specific language of the Amendment which was duly approved by the corporation's Board of Directors and Stockholders.
4.Article FIRST of the Certificate of Amendment of the Certificate of Incorporation, which was filed in the Office of the Secretary of State of Delaware on October 7, 1986, is corrected to read as follows:
"FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:
"BE IT RESOLVED, that the Certificate of Incorporation of this corporation be amended to provide that the personal liability of a director of this corporation to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated, provided that such elimination shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Such elimination shall eliminate the liability of the director for any act or omission occurring at or after the date when the amendment has been filed with and approved by the Secretary of the State of Delaware."
Said resolution will, therefore, cause the Certificate of Incorporation of said corporation to be amended by adding the THIRTEENTH Article thereof to be and read as follows:

"The personal liability of a director of this corporation to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated, provided that such elimination shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of Section 174 of the Delaware Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. Such elimination shall eliminate the liability of the director for any act or omission occurring at or after the date when this Article has been filed with and approved by the Secretary of the State of Delaware."
IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by James L. DeStefano, its President/CEO, this 11th of January, 1996.

JAMES L. DESTEFANO
/s/ James L. DeStefano
President/CEO of EMCEE
Broadcast Products, Inc.